Exhibit 99.1

                NEWS ANNOUNCEMENT                                                                                   FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING REPORTS THIRD
QUARTER REVENUE OF $60.4 MILLION

TOTAL RETRANSMISSION, E-MEDIA AND
MANAGEMENT FEE REVENUE INCREASE 28.1%

Irving, TX – November 11, 2009 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the third quarter ended September 30, 2009.

Summary 2009 Third Quarter Highlights and CEO Comment:
Nexstar’s net revenue for the quarter ended September 30, 2009 totaled $60.4 million, a 14.1% decline from record third quarter revenue of $70.3 million in the comparable period of 2008.  The lower net revenue reflects a $6.8 million or 87.0% reduction in gross political spending as well as the overall downturn in advertising spending due to the impact of the current economic recession.  The net revenue decline related to the economy and significant reductions in political and automotive spending more than offset a 28.1% year-over-year increase in total revenue derived from retransmission consent agreements, e-MEDIA initiatives and management fees.

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar’s third quarter results highlight the benefits of our revenue initiatives related to retransmission consent agreements, e-MEDIA and management agreements; select accretive station acquisitions; and our success in generating new local direct advertising.  Third quarter retransmission consent revenues increased 27.4% to $7.9 million while e-MEDIA revenues rose 8.8% to $3.0 million.  While we continue to generate record aggregate quarterly revenue from these sources, Nexstar also recorded approximately $0.5 million of management fee revenue in the 2009 third quarter. As a result, despite the unfavorable economic environment, Nexstar’s 2009 revenue comparisons, excluding political, have improved on a quarterly sequential basis throughout the year.

“In addition to the Company’s revenue initiatives, we have focused throughout 2009 on de-leveraging the balance sheet and addressing our capital structure, as earlier this year we repurchased $29.0 million of our outstanding notes at a discount and exchanged nearly all of our 7% Senior Subordinated cash interest paying notes due 2014 for Senior Subordinated Payment In Kind notes due 2014.  As a result, 2009 third quarter total interest expense was reduced by 25.3% while cash interest expense declined 52.2% from the same period last year.  Free cash flow of $5.3 million in the third quarter of 2009, a 40.8% rise over last year, benefited from reduced capital expenditures related to the completion of digital television conversion spending and the cash interest expense reduction.

-more-

Nexstar Broadcasting Group Q3 2009 Results, 11/11/09                                                 page 2

“Early in the fourth quarter Nexstar, an indirect operating subsidiary, and Mission Broadcasting secured amendments to adjust certain financial covenants and other conditions under its credit agreements.  The modifications to the leverage covenant compliance ratios throughout 2010 and into early 2011 position Nexstar with sufficient leeway to mitigate credit agreement covenant risk as the fundamentals of our business stabilize over this period, and allow the Company to remain focused on managing its station portfolio while further developing new revenue channels and continuing to de-leverage our balance sheet. At September 30, 2009 Nexstar’s consolidated total debt leverage ratio was 6.5x compared to the Company’s permitted total leverage covenant of 6.75x while our consolidated senior leverage ratio was 5.25x compared to the Company’s permitted senior leverage covenant of 5.5x.

“While it is difficult to predict the pace of an economic recovery, we are seeing improvements in core advertising activity this fall and are confident that Nexstar is well positioned to benefit from healthier levels of overall advertiser spending as it occurs, political and Olympic revenue in 2010 and continued growth of total revenue derived from retransmission consent agreements, e-MEDIA initiatives and management fees.  Looking forward, with Nexstar’s de-leveraging initiatives and streamlined operating and cost structure, we are confident that even modest increases in advertising spending will result in meaningful overall gains in our operating results.”

Operating Results Summary:
The Company incurred a loss from operations of $13.6 million for the three months ended September 30, 2009 compared with a loss from operations of $36.8 million in the third quarter of 2008.  The 2009 third quarter operating loss is inclusive of a $16.2 million non-cash impairment charge while the loss in the comparable 2008 period reflects a $48.5 million non-cash impairment charge. Broadcast cash flow totaled $18.6 million in the third quarter of 2009 compared with $27.3 million for the same period in 2008.  Adjusted EBITDA totaled $14.6 million for the third quarter of 2009, compared with $23.1 million in the third quarter of 2008.  Free cash flow in the quarter ended September 30, 2009 was $5.3 million, compared with $3.8 million in the comparable period of 2008.

Impairment of Television Intangible Assets
As required by authoritative accounting guidance for goodwill and other intangible assets, in addition to the required annual test, Nexstar Broadcasting tests the impairment of its intangible assets whenever events or changes in circumstances indicate that such assets might be impaired.  This testing resulted in a $16.2 million non-cash impairment charge in the third quarter ended September 30, 2009, related to goodwill and broadcast licenses.

Outstanding Debt
The Company’s total debt at September 30, 2009 was $675.6 million.  As defined in the Company’s credit agreement, consolidated total net debt was $504.5 at September 30, 2009.  This excludes approximately $130.0 million of senior subordinated 7% PIK notes as well as approximately $41.1 million of senior subordinated 12% PIK notes.  As defined in the Company’s credit agreement, the Company’s total leverage ratio at September 30, 2009 was 6.5x compared to a total permitted leverage covenant of 6.75x.

-more-

Nexstar Broadcasting Group Q3 2009 Results, 11/11/09                                                   page 3

Amended Nexstar Credit Agreement
On October 8, 2009, Nexstar Broadcasting, Inc., an indirect operating subsidiary of Nexstar, and Mission Broadcasting, Inc., borrowers under the senior secured credit facilities (which include a term loan and revolving credit facility) secured amendments from the lending group which adjust certain financial covenants, the cost of borrowings and other conditions under the agreements.

Pursuant to the amendments, the maximum consolidated total leverage ratio and maximum senior leverage ratio (as defined per the credit agreements) were adjusted to 6.75x and 5.5x times, respectively at September 30, 2009, with quarterly increases to the ratios through June 30, 2010 at which time the maximum consolidated total leverage ratio and maximum senior leverage ratio will be 10.25x and 7.5x times, respectively.  Thereafter, the maximum consolidated total leverage ratio and maximum senior leverage ratios will decline on a quarterly basis through March 31, 2011, after which time they will be 6.00x and 4.00x, respectively.  The Amended Nexstar Credit Agreement revises the calculation of consolidated total leverage ratio to exclude the netting of cash and cash equivalents against total debt.

On an annual basis, the Amended Nexstar Credit Agreement requires mandatory prepayments of principal, as well as a permanent reduction in revolving credit commitments, subject to a computation of excess cash flow for the preceding fiscal year.  The Amended Nexstar Credit Agreement also places additional restrictions on the use of proceeds from asset sales, equity issuances, or debt issuances and includes an anti-cash hoarding provision which requires that Nexstar Broadcasting, Inc. utilize unrestricted cash and cash equivalent balances in excess of $15 million to repay principal amounts outstanding, but not permanently reduce capacity, under the revolving credit facility.  The Amended Nexstar Credit Agreement also increases the cost of borrowings.  The credit facility amendments and modifications are available in the Current Report on Form 8-K filed by Nexstar with the Securities and Exchange Commission on October 15, 2009.

Third Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  A live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv.  A recording of the webcast will subsequently be archived on the site.  The dial in number for the audio conference call is 703/639-1425 (domestic and international callers); no access code is needed.  A replay of the call will be available through November 16, 2009 by dialing 866/837-8032 (703/925-2474 for international callers) and entering access code 418750.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

-more-

Nexstar Broadcasting Group Q3 2009 Results, 11/11/09                                                   page 4

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.  For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 63 television stations in 34 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York, Rhode Island, Utah and Florida.  Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter                                                                          Joseph Jaffoni, Ratula Roy
Chief Financial Officer                                                                 Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.                                              (212) 835-8500 or nxst@jcir.com
(972) 373-8800
-tables follow-

Nexstar Broadcasting Group Q3 2009 Results, 11/11/09                                                   page 5

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net revenue	$60,399	$70,275	$178,019	$204,605

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	17,501	18,124	52,991	53,783
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	17,597	18,693	51,781	54,606
Restructure Charge	-	-	670	-
Non-cash contract termination fee (1)	-	-	191	7,167
Impairment of goodwill and intangible assets	16,164	48,537	16,164	48,537
Gain on asset exchange	(2,612)	(487)	(6,710)	(4,079)
Loss (gain) on asset disposal, net	7	(127)	(2,813)	(297)
Trade and barter expense	4,293	4,139	12,793	13,097
Corporate expenses	4,031	4,222	14,499	11,033
Amortization of broadcast rights, excluding barter	5,702	2,399	10,578	6,702
Amortization of intangible assets	5,936	6,345	17,772	19,100
Depreciation	5,413	5,229	16,003	15,650

Total operating expenses	74,032	107,074	183,919	225,299

Loss from operations	(13,633)	(36,799)	(5,900)	(20,694)
Interest expense, including amortization of debt financing costs	(8,668)	(11,606)	(27,433)	(36,401)
Gain on debt retirement	-	-	18,567	-
Interest and other income	5	74	50	626

Loss before income taxes	(22,296)	(48,331)	(14,716)	(56,469)
Income tax benefit (expense)	3,905	3,003	1,135	(310)

Net loss	$(18,391)	$(45,328)	$(13,581)	$(56,779)

Basic and diluted net loss per share	$(0.65)	$(1.59)	$(0.48)	$(2.00)
Basic and diluted weighted average number of shares outstanding	28,426	28,425	28,426	28,422

(1)	In the nine months ended September 30, 2009 and September 30, 2008 the Company recorded a pre-tax, non-cash charge of $0.2 million and $7.2 million, respectively related to a contract termination.

-tables follow-

Nexstar Broadcasting Group Q3 2009 Results, 11/11/09                                                   page 6

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Loss from operations	$(13,633)	$(36,799)	$(5,900)	$(20,694)
Add:
Depreciation	5,413	5,229	16,003	15,650
Amortization of intangible assets	5,936	6,345	17,772	19,100
Amortization of broadcast rights, excluding barter	5,702	2,399	10,578	6,702
Impairment of goodwill and intangible assets	16,164	48,537	16,164	48,537
Gain on asset exchange	(2,612)	(487)	(6,710)	(4,079)
(Gain) loss on asset, disposal, net	7	(127)	(2,813)	(297)
Corporate expenses	4,031	4,222	14,499	11,033
Non-cash contract termination fees	-	-	191	7,167

Less:
Payments for broadcast rights	2,379	2,000	6,811	6,128

Broadcast cash flow	$18,629	$27,319	$52,973	$76,991

Less:
Corporate expenses	4,031	4,222	14,499	11,033
Adjusted EBITDA	$14,598	$23,097	$38,474	$65,958

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Free Cash Flow (Non-GAAP Measure)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Income from operations	$(13,633)	$(36,799)	$(5,900)	$(20,694)

Add:
Depreciation	5,413	5,229	16,003	15,650
Amortization of intangible assets	5,936	6,345	17,772	19,100
Amortization of broadcast rights, excluding barter	5,702	2,399	10,578	6,702
Impairment of goodwill and intangible assets	16,164	48,537	16,164	48,537
Gain on asset exchange	(2,612)	(487)	(6,710)	(4,079)
(Gain) loss on asset, disposal, net	7	(127)	(2,813)	(297)
Non-cash stock option expense	377	537	1,112	1,828
Non-cash contract termination fees	-	-	191	7,167

Less:
Payments for broadcast rights	2,379	2,000	6,811	6,128
Cash interest expense	4,723	9,890	17,912	30,481
Capital expenditures	4,946	9,975	14,347	18,119
Cash income taxes, net of refunds	-	-	523	178

Free cash flow	$5,306	$3,769	$6,804	$19,008

# # #